Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Item 8. Exhibits” and to the use of our report dated April 30, 2026, with respect to the consolidated financial statements of Orangekloud Technology Inc. and its subsidiaries as of December 31, 2025 and for the year ended, December 31, 2025, which report appears in this Form S-8 filed with the Securities and Exchange Commission.

/s/ Enrome LLP

Singapore

June 10, 2026

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